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                                                                      EXHIBIT 21

                         CENTENNIAL TECHNOLOGIES, INC.

                            SCHEDULE OF SUBSIDIARIES
                              AS OF MARCH 31, 1997

                      NAME OF ENTITY                            LOCATION         % OWNERSHIP
----------------------------------------------------------  -----------------    -----------
Centennial Capital Corporation                              Massachusetts            100%
Centennial Technologies Limited                             United Kingdom           100%
Centennial Technologies Canada, Inc.                        Canada                   100%
Centennial Technologies (Thailand) Limited                  Thailand                  51%
Century Electronics Manufacturing, Inc.                     Massachusetts             67%
NCT, Inc.                                                   Massachusetts            100%
Subsidiaries of Century Electronics Manufacturing, Inc.
  Design Circuits, Inc.                                     Massachusetts            100%
  Triax Technology Group Limited                            United Kingdom           100%